DLD Great Industry Limited

September 30, 2014 and 2013

DLD Great Industry Limited
Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash	$339,281	$16,367
Accounts receivable	11,342	-
Advance on purchases	594,348	184,759
Prepayments and other current assets	454,131	1,715,717
Advance to affiliates	1,034,484	-

Total current assets	2,433,586	1,916,843

PROPERTY AND EQUIPMENT
Property and equipment	15,824,388	15,196,657
Accumulated depreciation	(1,676,335)	(1,060,890)

Property and equipment, net	14,148,053	14,135,767

OTHER ASSETS
Deferred expenses	373,274	39,765

Total othere assets	373,274	39,765

Total Assets	$16,954,913	$16,092,375

DLD Great Industry Limited
Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$52,415	$-
Taxes payable	27,330	669
Advances from stockholders	18,665,579	16,006,183
Advance from affiliates	-	383,224
Accrued expenses and other current liabilities	1,414,236	108,923
Deferred revenue	75,281	19,878

Total current liabilities	20,234,841	16,518,877

Total liabilities	20,234,841	16,518,877

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Proferred stock par value $1.00: 1,800 shares authorized; 1,800 shares issued or outstanding	1,800	-
Common stock par value $1.00: 98,200 shares authorized; 58,200 and 50,000 shares issued and outstanding, respectively	58,200	50,000
Additional paid-in capital	7,385,871	7,087,671
Accumulated deficit	(10,731,228)	(7,563,211)
Acumulated other comprehensive income (loss):
Foreign currency translation gain (loss)	5,429	(962)

Total stockholders' deficit	(3,279,928)	(426,502)

Total liabilities and stockholders' deficit	$16,954,913	$16,092,375

See accompanying notes to the consolidated financial statements.

DLD Great Industry Limited
Consolidated Statements of Operations and Comprehensive Income (loss)

	For the Nine Months	For the Nine Months
	Ended	Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)

Revenue
Marketing services	$99,442	$57,646
Terminal operator membership fees	2,828	3,887
Commission income	5,050	140
Rental income	440,231	430,338

Total revenue	547,551	492,011

Cost of revenue
Cost of rental income	590,208	606,456

Total cost of revenue	590,208	606,456

Gross Margin	(42,657)	(114,445)

Operating Expenses
Selling expenses	91,459	65,002
Advertising expenses	123,455	403,589
Salary and wages	1,984,441	219,992
Rent expenses	338,180	279,563
General and administrative expenses	587,283	258,273

Total operating expenses	3,124,818	1,226,419

Loss from Operations	(3,167,475)	(1,340,864)

Other (Income) Expense:
Interest income	(428)	(213)
Other (income) expense	970	2,675

Other (income) expense, net	542	2,462

Loss before Income Tax Provision	(3,168,017)	(1,343,326)

Income Tax Provison	-	-

Net Loss	(3,168,017)	(1,343,326)

Other Comprehensive Income
Foreign currency translation gain	6,391	21,121

Total other comprehensive income	6,391	21,121

Comprehensive Loss	$(3,161,626)	$(1,322,205)

See accompanying notes to the consolidated financial statements.

DLD Great Industry Limited
Consolidated Statement of Changes in Stockholders' Equity (Deficit)
For the Interim Period Ended September 30, 2014
(Unaudited)

							Accumulated Other
							Comprehensive
	Series A Prefered Stock- Par Value $1.00		Common Stock Par Value $1.00		Additional		Income (Loss)	Total
	Number of		Number of		Paid-in	Accumulated	Foreign Currency	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Translation Gain (loss)	Equity (Deficit)

Balance, December 31, 2012	-	$-	50,000	$50,000	$7,087,671	$(5,729,131)	$(20,914)	$1,387,626

Comprehensive income
Net loss						(1,834,080)		(1,834,080)
Other comprehensive income
Foreign currency translation gain							19,952	19,952

Total comprehensive loss								(1,814,128)

Balance, December 31, 2013	-	-	50,000	50,000	7,087,671	(7,563,211)	(962)	(426,502)

Sales of series A prefered stock	1,800	1,800			298,200			300,000

Sale of common stock at $1.00 per share			8,200	8,200				8,200

Comprehensive loss
Net Loss						(3,168,017)		(3,168,017)
Other comprehensive income (loss)
Foreign currency translation gain							6,391	6,391

Total comprehensive loss								(3,161,626)

Balance, September 30, 2014	1,800	$1,800	58,200	$58,200	$7,385,871	$(10,731,228)	$5,429	$(3,279,928)

See accompanying notes to the consolidated financial statements.

DLD Great Industry Limited
Consolidated Statements of Cash Flows

	For the Nine Months	For the Nine Months
	Ended	Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,168,017)	$(1,343,326)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	623,453	566,289
Changes in operating assets and liabilities:
Accounts receivable	(11,353)	1,126
Advance on purchases	(411,312)	(97,187)
Prepayments and other current assets	1,251,100	324,064
Deferred expenses	(334,147)	26,807
Accounts payable	52,472	(169,535)
Taxes payable	26,695	78,584
Accrued expenses and other current liabilities	1,307,486	(138,040)
Deferred revenue	55,601	21,043

Net cash used in operating activities	(608,022)	(730,175)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(733,467)	(45,107)

Net cash used in investing activities	(733,467)	(45,107)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from stockholders	2,772,855	587,701
Advances from (to) affiliates	(1,416,539)	(7,383)
Proceeds from sale of series A prefered stock	300,000	-
Proceeds from sale of common stock	8,200	-

Net cash provided by financing activities	1,664,516	580,318

Effect of foreign exchange rate change on cash	(113)	2,985

Net change in cash	322,914	(191,979)

Cash at beginning of the reporting period	16,367	198,690

Cash at end of the reporting period	$339,281	$6,711

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-

Income tax paid	$-	$-

See accompanying notes to the consolidated financial statements.

DLD Great Industry Limited
September 30, 2014 and 2013
Notes to the Consolidated Financial Statements
(Unaudited)

Note 1 – Organization and Operations

DLD Great Industry Limited and Consolidated Entities

DLD Great Industry Limited

DLD Great Industry Limited (“DLD BVI” or the “Company”) was incorporated on December 11, 2012 under the laws of the Territory of the British Virgin Islands (“BVI”).

Formation of a Wholly Owned Subsidiary, DLD International Group Limited

On August 29, 2013, DLD BVI formed a wholly owned subsidiary, DLD International Group Limited ("DLD HK") under the laws of the Hong Kong Special Administrative Region (“HK SAR”) of the People’s Republic of China (“PRC”).

On November 21, 2013, DLD HK formed a wholly owned foreign enterprise, Beijing DLD Enterprise Management Consulting Co., Ltd. (“DLD WOFE") under the laws of the People’s Republic of China (“PRC”) in the City of Beijing, China.

Variable Interest Entity (“VIE”) under Common Control

Formation/Acquisition of VIEs

Dianliandian Science & Technology Co., Ltd. ("DLD Technology") was incorporated by the same shareholders of DLD BVI on February 23, 2012 under the laws of the People’s Republic of China (“PRC”) in the City of Beijing, China. DLD Technology engages in technology development, technology transfer, technology consulting, technology services; computer system service; data processing; application service; and software service (collectively, the “Principal Business”).

Shenzhen Tonychengyi Sanxing Weiye Network Technology Co., Ltd. ("STSW") was incorporated by the same shareholders of DLD BVI on August 14, 2009 under the laws of the People’s Republic of China (“PRC”) in the City of Shenzhen, Guangdong Province, China. STSW engages in research and development of internet technology and social network.

Obtaining Control of VIE upon Entry into a Series of Agreements

On December 9, 2014, DLD WOFE entered into a series of agreements with the stockholders of DLD Technology, Henan DLD and STSW (individually “VIE” or collectively "VIEs") including an Exclusive Business Cooperation and Management Agreement, an Equity Pledge Agreement, an Exclusive Option Agreement and the power of attorney executed by the shareholders of DLD Technology Henan DLD and STSW.

(i) Exclusive Business Cooperation and Management Agreement

Under the Exclusive Business Cooperation and Management Agreement, VIE appoints DLD WOFE as VIE’s exclusive services provider to provide VIE with complete business support, operational management and technical and consulting services to the extent permitted by the currently effective laws of China, which may include all services within the business scope of VIE as may be determined from time to time by DLD WOFE, such as but not limited to technical services, business consultations, equipment or property leasing and marketing consultancy.

DLD WOFE shall be fully and exclusively responsible for the operation of VIE, which includes the right to appoint and terminate members of its Board of Directors and the right to hire managerial and administrative personnel etc. DLD WOFE or its voting proxy shall make a shareholder’s resolution and a Board of Directors’ resolution based on the decision of DLD WOFE. DLD WOFE has the full and exclusive right to manage and control all cash flow and assets of DLD WOFE. DLD WOFE has the full and exclusive right to decide the use of the funds of VIE. DLD WOFE shall have the full and exclusive right to control and administrate the financial affairs and daily operation of VIE, such as entering into and performance of contracts, and payment of fees and expenses etc.

VIE further agrees that unless with DLD WOFE's prior written consent, VIE shall not accept any similar consultations and/or services provided by any third party and shall not establish a similar corporation relationship with any third party regarding the matters contemplated by this agreement.

VIE may enter into equipment or property leases with DLD WOFE or any other party designated by DLD WOFE which shall permit VIE to use DLD WOFE or third parties' relevant equipment or property based on the needs of the business of VIE.

DLD WOFE shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

The term of this Agreement is 10 years. The term of this Agreement may be extended if confirmed in writing by DLD WOFE prior to the expiration thereof. The extended term shall be determined by DLD WOFE, and VIE shall accept such extended term unconditionally. Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof. During the term of this Agreement, unless DLD WOFE commits gross negligence, or a fraudulent act, against VIE, VIE shall not terminate this Agreement prior to its expiration date. Nevertheless, DLD WOFE shall have the right to terminate this Agreement upon giving 30 days prior written notice to VIE at any time.

VIE shall pay an annual service fee to DLD WOFE in the equivalent amount of VIE’s audited total amount of net income of such year (the “Annual Service Fee”). If VIE’s annual net income is zero, VIE is not required to pay the Annual Service Fee; if VIE sustains losses in any fiscal year, all such losses will be carried over to next year and deducted from next year’s Annual Service Fee.

(ii) Equity Interest Pledge Agreement

As collateral security for the timely and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all of the payments due by VIE, including without limitation the consulting and service fees payable to DLD WOFE under the Exclusive Business Cooperation and Management Agreement, VIE’s shareholders pledge to DLD WOFE a first security interest in all of VIE’s shareholders’ right, title and interest in the Equity Interest of VIE. Prior to the full payment of the consulting and service fees described in the Exclusive Business Cooperation and Management Agreement, without DLD WOFE’s written consent, VIE’s shareholders shall not assign the Pledge or the Equity Interest in VIE.

The term of this Agreement is conditioned upon the performance of the Exclusive Business Cooperation and Management Agreement and is terminated when the Exclusive Business Cooperation and Management Agreement is terminated.

(iii) Exclusive Option Agreement

VIE’s shareholders grant DLD WOFE an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in VIE now or then held by VIE shareholders (regardless whether VIE’s shareholders’ capital contribution and/or percentage of shareholding is changed or not in the future) once or at multiple times at any time in part or in whole at DLD WOFE's sole and absolute discretion to the extent permitted by Chinese laws.

Unless an appraisal is required by the laws of China applicable to the Equity Interest Purchase Option when exercised by DLD WOFE, the purchase price of the Optioned Interests (the “Equity Interest Purchase Price”) shall equal the actual capital contributions paid in the registered capital of VIE by VIE’s shareholders for the Optioned Interests.

Without the prior written consent of DLD WOFE, VIE’s shareholders shall not in any manner supplement, change or amend the articles of association and bylaws of VIE, increase or decrease its registered capital, or change its structure of registered capital in other manners; VIE shareholders shall maintain VIE's corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs.

Without the prior written consent of DLD WOFE, VIE’s shareholders shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of VIE or legal or beneficial interest in the business or revenues of VIE, or allow the encumbrance thereon of any security interest; incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to DLD WOFE for which DLD WOFE's written consent has been obtained.

VIE’s shareholders shall provide DLD WOFE with information on VIE’s business operations and financial condition at DLD WOFE's request; without the prior written consent of DLD WOFE, VIE’s shareholders shall not cause VIE to provide any person with any loan or credit.

Without the prior written consent of DLD WOFE, VIE’s shareholders shall not cause VIE to execute any major contracts, except contracts in the ordinary course of business (a contract with a value exceeding RMB100,000 shall be deemed a major contract).

If requested by DLD WOFE, VIE’s shareholders shall procure and maintain insurance in respect of VIE's assets and business from an insurance carrier acceptable to DLD WOFE, at an amount and type of coverage typical for companies that operate similar businesses.

Without the prior written consent of DLD WOFE, VIE’s shareholders shall not cause or permit VIE to merge, consolidate with, acquire or invest in any person. VIE’s shareholders shall immediately notify DLD WOFE of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to VIE' assets, business or revenue.

To maintain the ownership by VIE of all of its assets, VIE’s shareholders shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims.

Without the prior written consent of DLD WOFE, VIE’s shareholders shall ensure that VIE shall not in any manner distribute dividends to its shareholders, provided that upon VIE’s written request, VIE shall immediately distribute all distributable profits to its shareholders. At the request of DLD WOFE, VIE’s shareholders shall appoint any persons designated by DLD WOFE as the director and/or executive director of VIE.

The term of this Agreement is 10 years.

(iv) Power of Attorney

Each shareholder of VIE granted DLD WOFE a Power of Attorney to act on his/her behalf as his/her exclusive agent and attorney with respect to all matters concerning their Shareholding, including without limitation to: 1) attend shareholder’s meetings; 2) exercise all the shareholder's rights and shareholder's voting rights, including but not limited to the sale or transfer or pledge or disposition of their Shareholding in part or in whole; and 3) designate and appoint on behalf of them the legal representative, the executive director and/or director, supervisor, the chief executive officer and other senior management members of VIE.

DLD WOFE shall have the power and authority to execute the Transfer Contracts stipulated in the Exclusive Option Agreement and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement.

DLD WOFE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to shareholder of VIE or obtaining their consent.

Determination of VIE

Variable interest entity (“VIE”) refers to an entity (the investee) in which the investor holds a controlling interest that is not based on the majority of voting rights. A VIE is an entity meeting one of the following three (3) criteria as elaborated in FASB ASC 810-10 [formerly FIN 46 (Revised)]:

1.	The equity-at-risk is not sufficient to support the entity's activities (e.g.: the entity is thinly capitalized, the group of equity holders possesses no substantive voting rights, etc.);
2.	As a group, the equity-at-risk holders cannot control the entity; or
3.	The economics do not coincide with the voting interests (commonly known as the "anti-abuse rule").

Under the above described contractual arrangements, DLD Technology and STSW became the variable interest entity of DLD WOFE on 2013 upon the entry into the above described agreements.

Note 2 – Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation- Unaudited Interim Financial Information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company as of and for the year ended December 31, 2013 and notes thereto included elsewhere as an exhibit in the Company’s Current Report on Form 8-K filed with the SEC herewith.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)

Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.

(iii)

Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iv)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification (“ASC”) to determine whether and how to consolidate another entity.

Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

Pursuant to ASC Paragraph 810-10-25-38 a reporting entity shall consolidate a VIE if that reporting entity has a variable interest (or combination of variable interests) that will absorb a majority of the VIE's expected losses, receive a majority of the VIE's expected residual returns, or both. A reporting entity shall consider the rights and obligations conveyed by its variable interests and the relationship of its variable interests with variable interests held by other parties to determine whether its variable interests will absorb a majority of a VIE's expected losses, receive a majority of the VIE's expected residual returns, or both. If one reporting entity will absorb a majority of a VIE's expected losses and another reporting entity will receive a majority of that VIE's expected residual returns, the reporting entity absorbing a majority of the losses shall consolidate the VIE. A reporting entity shall consolidate a VIE when that reporting entity has a variable interest (or combination of variable interests) that provides the reporting entity with a controlling financial interest on the basis of the provisions in paragraphs 810-10-25-38A through 25-38G. The reporting entity that consolidates a VIE is called the primary beneficiary of that VIE. Pursuant to ASC Paragraph 810-10-35-3, the principles of consolidated financial statements apply to primary beneficiaries’ accounting for consolidated variable interest entities (VIEs). After the initial measurement, the assets, liabilities, and non-controlling interests of a consolidated VIE shall be accounted for in consolidated financial statements as if the VIE were consolidated based on voting interests. Any specialized accounting requirements applicable to the type of business in which the VIE operates shall be applied as they would be applied to a consolidated subsidiary. The consolidated entity shall follow the requirements for elimination of intra-entity balances and transactions and other matters described in Section 810-10-45 and paragraphs 810-10-50-1 through 50-1B and existing practices for consolidated subsidiaries. Fees or other sources of income or expense between a primary beneficiary and a consolidated VIE shall be eliminated against the related expense or income of the VIE. The resulting effect of that elimination on the net income or expense of the VIE shall be attributed to the primary beneficiary (and not to non-controlling interests) in the consolidated financial statements.

Pursuant to ASC Paragraph 810-10-30-1 if the primary beneficiary of a variable interest entity (VIE) and the VIE are under common control, the primary beneficiary shall initially measure the assets, liabilities, and non-controlling interests of the VIE at amounts at which they are carried in the accounts of the reporting entity that controls the VIE (or would be carried if the reporting entity issued financial statements prepared in conformity with generally accepted accounting principles [U.S. GAAP]).

Pursuant to ASC Paragraph 810-10-30-2 if the primary beneficiary of a variable interest entity (VIE) and the VIE are not under common control, the initial consolidation of a VIE that is a business is a business combination and shall be accounted for in accordance with the provisions in Topic 805.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Subsidiaries

DLD International Group Limited ("DLD HK")	Hong Kong SAR	August 29, 2013	100%

Beijing DLD Enterprise Management Consulting Co., Ltd. (“DLD WOFE”)	PRC	November 21, 2013	100%

Variable Interest Entity (“VIE”) under Common Control with DLD BVI

Dianliandian Science & Technology Co. Ltd. ("DLD Technology")	PRC	February 23, 2012	100%

Shenzhen Tongchengyi Sanxing Weiye Network Technology Co. Ltd. ("STSW")	PRC	August 14, 2009	100%

The Company, the primary beneficiary measures the assets, liabilities, and non-controlling interests, if any, of the VIE at amounts at which they are carried in the accounts of the reporting entity that controls the VIE (or would be carried if the reporting entity issued financial statements prepared in conformity with generally accepted accounting principles [U.S. GAAP]) due to the fact that the Company, through DLD HK, the primary beneficiary of the variable interest entity (VIE) and the VIE are under common control.

The consolidated financial statements include all accounts of the Company and its consolidated subsidiaries and/or VIEs at the historical cost as of the reporting period ending date(s) and for the reporting period(s) then ended.

All inter-company and inter-entity balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, advances on purchases, prepayments and other current assets, accounts payable, taxes payable, accrued expenses and other current liabilities and deferred revenue approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Pursuant to FASB ASC paragraph 310-10-35-47 trade receivables that management has the intent and ability to hold for the foreseeable future shall be reported in the balance sheet at outstanding principal adjusted for any charge-offs and the allowance for doubtful accounts.. The Company follows FASB ASC paragraphs 310-10-35-7 through 310-10-35-10 to estimate the allowance for doubtful accounts. Pursuant to FASB ASC paragraph 310-10-35-9 Losses from uncollectible receivables shall be accrued when both of the following conditions are met: (a) Information available before the financial statements are issued or are available to be issued (as discussed in Section 855-10-25) indicates that it is probable that an asset has been impaired at the date of the financial statements, and (b) The amount of the loss can be reasonably estimated. Those conditions may be considered in relation to individual receivables or in relation to groups of similar types of receivables. If the conditions are met, accrual shall be made even though the particular receivables that are uncollectible may not be identifiable. The Company reviews individually each trade receivable for collectability and performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay. Bad debt expense is included in general and administrative expenses, if any.

Pursuant to FASB ASC paragraph 310-10-35-41 Credit losses for trade receivables (uncollectible trade receivables), which may be for all or part of a particular trade receivable, shall be deducted from the allowance. The related trade receivable balance shall be charged off in the period in which the trade receivables are deemed uncollectible. Recoveries of trade receivables previously charged off shall be recorded when received. The Company charges off its trade account receivables against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

There was no allowance for doubtful accounts at September 30, 2014.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful
Life (Years)

Buildings	20

Equipment	3-5

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). Pursuant to Paragraph 840-10-25-1 a lessee and a lessor shall consider whether a lease meets any of the following four criteria as part of classifying the lease at its inception under the guidance in the Lessees Subsection of this Section (for the lessee) and the Lessors Subsection of this Section (for the lessor): a. Transfer of ownership. The lease transfers ownership of the property to the lessee by the end of the lease term. This criterion is met in situations in which the lease agreement provides for the transfer of title at or shortly after the end of the lease term in exchange for the payment of a nominal fee, for example, the minimum required by statutory regulation to transfer title. b. Bargain purchase option. The lease contains a bargain purchase option. c. Lease term. The lease term is equal to 75 percent or more of the estimated economic life of the leased property. d. Minimum lease payments. The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor. In accordance with paragraphs 840-10-25-29 and 840-10-25-30, if at its inception a lease meets any of the four lease classification criteria in Paragraph 840-10-25-1, the lease shall be classified by the lessee as a capital lease; and if none of the four criteria in Paragraph 840-10-25-1 are met, the lease shall be classified by the lessee as an operating lease. Pursuant to Paragraph 840-10-25-31 a lessee shall compute the present value of the minimum lease payments using the lessee's incremental borrowing rate unless both of the following conditions are met, in which circumstance the lessee shall use the implicit rate: a. It is practicable for the lessee to learn the implicit rate computed by the lessor. b. The implicit rate computed by the lessor is less than the lessee's incremental borrowing rate. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Operating leases primarily relate to the Company’s leases of office spaces. When the terms of an operating lease include tenant improvement allowances, periods of free rent, rent concessions, and/or rent escalation amounts, the Company establishes a deferred rent liability for the difference between the scheduled rent payment and the straight-line rent expense recognized, which is amortized over the underlying lease term on a straight-line basis as a reduction of rent expense.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

Marketing services

The Company’s marketing service revenues include advertising fees for online advertising, direct mail, electronic direct mail service, and selling discounted membership cards to online and offline customers who can enjoy discounts and special prices when they shop in the Company’s merchant partners’ stores online and offline. Advertising revenue is recognized ratably over the period in which the advertisement is displayed. Discounted membership cards sales revenue is recognized when the card is delivered to the customer.

Terminal operator membership fees

The Company earns membership fees from terminal operators. The terminal operators pay membership fees upon signing of the terminal operator membership agreements which are initially deferred upon receipt and recognized ratably over the term of the membership.

Commission income

The Company earns commissions on a certain percentage of the transaction amount from merchants when transactions are completed and settled through the DLD supported payment system on online and offline retail marketplace. Commission on the transaction is earned and recognized when the underlying transaction is completed.

Rental income

Rental income is recognized on a straight-line basis over the term of the lease. Depreciation expense and maintenance cost of the property are recorded as the cost of rental income.

Net sales of products and services represent the invoiced value of goods, net of value added taxes (“VAT”). The Company is subject to VAT which is levied on all of the Company’s products and services on the invoiced value of sales. Sales or Output VAT is borne by customers in addition to the invoiced value of sales and Purchase or Input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales, if any.

Foreign Currency Transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions. Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency or Chinese Yuan or Renminbi, the Company’s functional currency. Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments. Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Net gains and losses resulting from foreign exchange transactions, if any, are included in the Company’s statements of income and comprehensive income (loss).

Deferred Tax Assets andIncome Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income (loss) in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars. Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered. If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of income and comprehensive income (loss). If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant subsidiary’s local currency to be the functional currency for its foreign subsidiary.

The financial records of the Company are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency. Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the statement of stockholders’ equity.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC. Commencing July 21, 2005, China adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per U.S. dollar to approximately RMB 8.11 per U.S. dollar on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of the U.S. dollar against the RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its financial statements. Management believes that the difference between RMB vs. U.S. dollar exchange rate quoted by the PBOC and RMB vs. U.S. dollar exchange rate reported by OANDA Corporation were immaterial. Translations do not imply that the RMB amounts actually represent, or have been or could be converted into, equivalent amounts in U.S. dollars. Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates for the respective periods:

	September 30,		September 30,
	2014	December 31, 2013	2013	December 31, 2012

Balance sheets	6.1547	6.1122	6.1439	6.3086

Statements of operations and comprehensive income (loss)	6.1480	6.1943	6.1247	6.3116

Comprehensive Income (Loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification (“Section 220-10-45”) to present comprehensive income (loss). Section 220-10-45 establishes rules for the reporting of comprehensive income (loss) and its components. Comprehensive income (loss), for the Company, consists of net income and foreign currency translation adjustments and is presented in the Company’s consolidated statements of income and comprehensive income (loss) and stockholders’ equity.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer

2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers. Qualitative and quantitative information is required about the following:

1.

Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.

Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities. Early application is not permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at September 30, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company is unable to continue as a going concern.

Note 4 – Prepayments and other current assets

Prepayments and other current assets consisted of the following:

	September 30, 2014	December 31, 2013

Prepaid advertising fees (*)	252,856	40,902

Prepaid server custody and broadband fees (**)	118,067	-

Deposit on intended acquisition of land use right (***)	-	1,636,072

Other current assets	83,208	38,743

	$454,131	$1,715,717

(*)

The prepaid advertising fees represent prepayments to third parties for advertising services, mainly through television, internet and outdoor media. The advertising expenses are recognized in adverting expenses subsequently, when the services are received.

(**)	The prepaid server custody and broadband fees represent prepayments to third parties for server custody and broadband services. These prepayments are expensed when the services are received.

(***)	On September 2, 2014, the entire balance was returned to the Company.

Note 5 – Property and Equipment

Property and equipment, stated at cost, less accumulated depreciation consisted of the following:

	Estimated Useful
	Life (Years)	September 30, 2014	December 31, 2013

Buildings	20	14,753,733	14,779,668

Equipment	3-5	1,070,655	416,989

		15,824,388	15,196,657

Less accumulated depreciation		(1,676,335)	(1,060,890)

		$14,148,053	$14,135,767

(i) Depreciation Expense

Depreciation expense was $623,453 and $566,289 for the reporting period ended September 30, 2014 and 2013, respectively.

(ii) Impairment

The Company completed its annual impairment test of property and equipment and determined that there was no impairment as their fair value, exceeded their carrying values at December 31, 2013.

Note 6 – Related Party Transactions

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Management and significant stockholders

Mr. Wang, Fenglin	Chairman, CEO and significant stockholder of the Company

Mr. Wang, Wenyong	Significant stockholder of the Company, Mr. Wang Fenglin’s son

Entities under common control with DLD BVI

DLD Henan Network and Technology Co., Ltd. (DLD Network)	An entity majority-owned and controlled by Chairman, CEO and significant stockholder of the Company

DLD Industry Development Co., Ltd. (“DLD Industry”)	An entity majority-owned and controlled by Chairman, CEO and significant stockholder of the Company

DLD Beijing Hotel Co., Ltd. ("DLD Hotel")	An entity majority-owned and controlled by Chairman, CEO and significant stockholder of the Company

DLD E-Payment Co., Ltd. ("DLD E-payment")	An entity majority-owned and controlled by Chairman, CEO and significant stockholder of the Company

Advances from Significant Stockholders

From time to time, Chairman, CEO and significant stockholders of the Company advance funds to the Company for working capital purpose. These advances are unsecured, non-interest bearing and due upon demand.

Operating Lease from Chairman and CEO

On June 6, 2014, Henan DLD Information & Technology Co. Ltd. ("DLD Henan"), a wholly-owned subsidiary of DLD Technology, entered into a non-cancellable operating lease for its 119.99 square meters commercial office space in the City of Zhengzhou, Henan Province, PRC from Mr. Wang for RMB36,000 per year expiring on June 8, 2015. Rental expense incurred for the nine months ended September 30, 2014 was RMB 9,000 (approximately $1,464). Future minimum lease payments are RMB27,000 (approximately $4,387) for the remainder of the lease term.

Advances from (to) Affiliates

From time to time, certain affiliates of the Company advance funds from (to) the Company for working capital purpose. These advances are unsecured, non-interest bearing and due upon demand.

Note 7 – Commitments and Contingencies

Operating Leases

(i) Operating Lease – DLD Technology Office Space

On July 10, 2012, DLD Technology entered into a non-cancelable operating lease for office space that will expire on July 10, 2015. The annual lease payment is RMB1,900,000.

On September 24, 2014, DLD Technology and DLD E-payment entered into a rental sharing agreement for the sharing of leased office space. Per the rental sharing agreement, DLD Technology and DLD E-payment will each pay RMB600,000 (approximately $ 97,486) and RMB1,300,000 (approximately $211,221), respectively, effective August 1, 2014.

Future minimum lease payments required under this non-cancelable office lease were as follows:

Year Ending December 31:	RMB	US$

2014 (reminder of the year)	150,000	$24,372

2015	350,000	56,867

	500,000	$81,239

(ii) Operating Lease – STSW Office Space

On August 7, 2013, STSW entered into a non-cancelable operating lease for office space that will expire on January 6, 2016. The annual lease payment is RMB 417,540 (approximately $67,841).

Future minimum lease payments required under this non-cancelable office lease were as follows:

Year ending December 31:	RMB	US$

2014 (remainder of the year)	104,385	$16,960

2015	417,540	$67,841

2016	6,959	1,131

	528,884	$85,932

Note 8 -Stockholders’ Equity (Deficit)

Shares Authorized

Shares Authorized upon Incorporation

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is 98,200 shares of common stock, par value $1.00 per share and 1,800 shares Series A preferred stock, par value $1.00 per share.

Amendment to the Articles of Incorporation

On January 2, 2014, the total number of shares of all classes of stock which the Company is authorized to issue Compose of 98,200 shares of common stock, par value $1.00 per share and 1,800 series A preferred stock, par value $1.00 per share.

On January 2, 2014, the Company filed a certificate of amendment to its Articles of Incorporation to increase the total number of shares the Company is authorized to issue to 100,000 shares comprising of 98,200 common shares par value $1.00 per share and 1,800 Series A Preferred shares par value $1.00 per share.

Issuance of Shares

Upon formation the Company issued 50,000 shares of common stock at par value $1.00 per share or $50,000 for cash.

On January 20, 2014, the Company issued 1,800 shares of Series A preferred stock for $300,000 in cash and 8,200 shares of common stock at par value $1.00 per share or $8,200 for cash, respectively.

Note 9 – Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.

Substantially all of the Company’s cash and cash equivalents were held in major financial institutions located in the PRC, none of which are insured. However, the Company has not experienced any losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

Note 10 - Foreign Operations

Operations

Substantially all of the Company’s operations are carried out and all of its assets are located in the PRC, which may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies since 1980, no assurance can be given that the PRC Government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions; nor that the PRC government’s pursuit of economic reforms will be consistent or effective.

Currency Convertibility Risk

Substantially all of the Company’s businesses are transacted in RMB, which is not freely convertible into foreign currencies. Under China’s Foreign Exchange Currency Regulation and Administration, the Company is permitted to exchange RMB for foreign currencies through banks authorized to conduct foreign exchange business. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with invoices and signed contracts.

Foreign Currency Exchange Rate Risk

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to U.S. Dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant volatility of the RMB against the U.S. Dollar.

Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position reported in U.S. Dollar.

The Company had no foreign currency hedges in place to reduce such exposure.

Note 11 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Acquisition of the Company by DLD Group, Inc.

On December 30, 2014, DLD Group Inc. acquired all of the issued and outstanding shares of DLD BVI for the issuance of 2,000,000 shares of common stock of DLD Group, Inc.